SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 25, 2008

FUEGO ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-52054	20-2078925
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8010 NW 156 Terrace, Miami, Florida	33018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(305) 823-9999

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 – Other Events

Item 8.01 Other Events

On March 25, 2008 we engaged the legal services of Genovese, Joblove & Battista PA to represent Fuego against the lawsuit filed by Apple Corps Limited.  The law firm filed a motion to dismiss as a matter of law and help Fuego negotiate a private settlement agreement to all parties satisfaction.  On or about April or May 2008 we expressed our concern and objection to the excess legal fees being incurred and billed to Fuego. On November 06, 2008 Genovese Joblove & Battista PA filed a lawsuit against Fuego for Fuego’s alleged refusal to pay a final legal bill in the amount of $92,739.95. Fuego intends to file a dispute claim with the Florida bar Association for excess legal fees billing. Furthermore Fuego will answer the lawsuit accordingly and hopes to resolve these issues shortly.

SECTION 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

a)	Financial Statements None

b)	Exhibits

Exhibit No. Description
None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fuego Entertainment, Inc.

Date: November 14, 2008	By:	/s/ Hugo Cancio
Name: Hugo Cancio
Title: Chief Executive Officer